REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
WesMark Funds
Pittsburgh, Pennsylvania


In planning and performing our audit
of the financial statements of
WesMark Small Company Growth
Fund, WesMark Growth Fund, WesMark
Balanced Fund, WesMark Government
Bond and WesMark West
Virginia Municipal Bond Fund, each a
series of WesMark Funds, for the year
ended January 31, 2008, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we
considered its internal control over
financial reporting, including control
activities for safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective
internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control over
financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.   Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal control over
financial reporting exists when
the design or operation of a control
does not allow management or employees,
in the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis.   A material weakness
is a deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there
is a reasonable possibility that a
material misstatement of the company's
annual or interim financial
statements will not be prevented or
detected on a timely basis.




Our consideration of the Funds' internal
control over financial reporting
was for the limited purpose
described in the first paragraph and would
not necessarily disclose all deficiencies
in internal control that
might be material weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).   However,
we noted no deficiencies in the Funds'
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
which we consider to be material
weaknesses, as defined above,
as of January 31, 2008.

This report is intended solely for the
information and use of management,
Shareholders and Board of
Trustees of WesMark Funds and the
Securities and Exchange Commission,
and is not intended to be and
should not be used by anyone other
than these specified parties.






TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 21, 2008